                                                                    EXHIBIT 10.5

                               PHANTOM STOCK PLAN

                                       OF

                           ALCON LABORATORIES, INC.,

                     ITS SELECTED AFFILIATES, SUBSIDIARIES,

                            AND RELATED CORPORATIONS

                           EFFECTIVE JANUARY 1, 1994

Approved by:

/s/ E. H. SCHOLLMAIER
---------------------------------------------------
     E. H. Schollmaier

Date: 5/2/94
     -------------------------------------------------
                           EFFECTIVE JANUARY 1, 1994

                               TABLE OF CONTENTS

                                      PAGE
                                     ------
ARTICLE I     PURPOSE AND
              ADMINISTRATION.......     I-1
ARTICLE II    DEFINITIONS..........    II-1
ARTICLE III   TERM.................   III-1
ARTICLE IV    PARTICIPATION........    IV-1
ARTICLE V     AWARD OF STOCK
              UNITS................     V-1
ARTICLE VI    RIGHT TO PAYMENT.....    VI-1
ARTICLE VII   UNIT APPRECIATION....   VII-1
ARTICLE VIII  INTEREST ON UNIT
              APPRECIATION OF
              OUTSTANDING UNITS....  VIII-1
ARTICLE IX    VESTING..............    IX-1
ARTICLE X     REDEMPTION VALUE.....     X-1
ARTICLE XI    FORFEITABILITY OF
              UNITS................    XI-1

                                      PAGE
                                     ------
ARTICLE XII   FINANCING OF PLAN/
              LIMITATIONS ON AWARDS
              AND UNIT
              APPRECIATION.........   XII-1
ARTICLE XIII  BENEFICIARY
              DESIGNATION..........  XIII-1
ARTICLE XIV   NONTRANSFERABILITY OF
              UNITS................   XIV-1
ARTICLE XV    CHANGE OF
              OWNERSHIP............    XV-1
ARTICLE XVI   MISCELLANEOUS........   XVI-1
ARTICLE XVII  AGREEMENT BETWEEN
              PARTICIPANT AND
              CORPORATION..........  XVII-1

                           EFFECTIVE JANUARY 1, 1994                      TOC- 1

                               PHANTOM STOCK PLAN
                                       OF
                           ALCON LABORATORIES, INC.,
                     ITS SELECTED AFFILIATES, SUBSIDIARIES,
                            AND RELATED CORPORATIONS

                                   ARTICLE I

                           PURPOSE AND ADMINISTRATION

     1.01 The Phantom Stock Plan of Alcon Laboratories, Inc., its Selected Affiliates, Subsidiaries, and Related Corporations ("Plan," as further defined in Article II, below) is intended to provide additional incentive to key employees of Alcon Laboratories, Inc. ("Alcon"), its selected affiliates, subsidiaries, and related corporations (hereinafter referred to individually and/or collectively as the "Corporation," including Alcon), upon whom the Corporation must depend for its progress, to continue and increase their efforts to improve operating results and to remain in the employ of the Corporation.

     1.02 The Plan shall be administered by a committee comprised of the President/CEO and Executive VP/Finance and Administration of Alcon Laboratories, Inc. ("Committee"). The Committee has sole and absolute authority to administer, interpret, construe, and vary the terms of the Plan, except that it may not terminate or void a vested benefit hereunder. Neither the Committee nor the Board of Directors of Alcon Laboratories, Inc, ("Board") shall be liable to any person for any action taken or omitted in connection with the administration, interpretation, construction, and variance of the Plan. All actions taken, and decisions made, by the Committee shall be final and conclusive. Any employee becoming a Participant, as defined in Article II, below, in the Plan thereby agrees to accept the determinations of the Committee.

                                END OF ARTICLE I

                           EFFECTIVE JANUARY 1, 1994                        I- 1

                                   ARTICLE II

                                  DEFINITIONS

     2.01 "Affiliated Company of Alcon Laboratories, Inc." means Alcon Laboratories, Inc. and, in addition, any corporation which is a member of the same controlled group of corporations as defined in Sections 414(b), 414(c), 414(m), and 414(o) of the Code, of which Alcon Laboratories, Inc. is a member.

     2.02 "Board of Directors" means the Board of Directors of Alcon Laboratories, Inc.

     2.03 "Committee" means the committee set forth in Article I, above.

     2.04 "Disability" means --

          (a) approved for long-term disability (LTD) coverage by the Corporation's LTD insurance carrier (or LTD approval by a non-Corporation LTD carrier which is concurred in by the Corporation's LTD carrier); or

          (b) having a physical or mental impairment of a continuing nature,

             (i) which prevents the affected Participant from substantially discharging the duties and responsibilities of his present position of employment in a satisfactory manner; and

             (ii) which has a duration of more than one (1) year from the date of the impairment or the medical diagnosis of the impairment occurs. In all cases, except where the Corporation's LTD insurance carrier has approved or concurred in a Participant's Disability, the final decision as to whether a Participant has a Disability within the meaning of this Plan is reserved to the Committee.

     2.05 "Eligible Employee" means any person employed by the Corporation on a full-time basis and designated for participation in this Plan by the Committee.

     2.06 "Participant" means any Eligible Employee who has been approved by the Committee to participate in the Plan.

     2.07 "Plan" means this instrument, including all amendments thereto.

     2.08 "Plan Year" means the Plan's accounting period of twelve (12) consecutive months commencing January 1 of each year and ending the following December 31.

     2.09 "Plan Year of Award" means the Plan Year in which the Participant is notified of the number of Phantom Stock Units awarded by the Committee.

     2.10 "Redemption Value" means the amount payable to a Participant in the sixth (6th) Plan Year from and including the Plan Year of Award of the Unit or upon the Participant's Separation from Service, retirement, Disability, or death, whichever is earlier, determined in accordance with Article X.

     See Example 1 in the Appendix hereto for illustration of the operation of this Paragraph 2.10.

     2.11 "Separation from Service" means the termination of employment with all Affiliated Companies of Alcon Laboratories, Inc. by reason other than death, Disability, or retirement (at or after the attainment of age 55). Participant's transfer from one Affiliated Company of Alcon Laboratories, Inc. to another Affiliated Company of Alcon Laboratories, Inc. shall not constitute Participant's Separation from Service.

     2.12 "Unit Appreciation" means the amount by which the value of a Phantom Stock Unit may increase for a maximum period of five (5) Plan Years from and including the Plan Year of Award.

                           EFFECTIVE JANUARY 1, 1994                       II- 1

     2.13 "Vested" means the percentage of a Participant's Phantom Stock Unit(s) which is nonforfeitable except as provided in paragraph 11.03. Such nonforfeitable Unit(s) shall be determined in accordance with Article IX.

     2.14 "Year of Service" means a calendar year during which a Participant is in the continuous employ of the Corporation. Approved leaves of absence pursuant to established policies of the Corporation, whether occasioned by illness, military service, or any other reason, shall constitute continuous employ.

                               END OF ARTICLE II

                           EFFECTIVE JANUARY 1, 1994                       II- 2

                                  ARTICLE III

                                      TERM

     Effective as of January 1, 1991, the Committee, acting pursuant to the powers awarded to the Committee by the Board, adopted an amended and restated Plan. Effective as of January 1, 1994 or such earlier dates as reflected in the Plan, the provisions of this restated Plan shall apply to all Participants. This restated Plan is applicable to all awarded Units outstanding as of January 1, 1994. The Plan is subject to termination by, and at the sole and absolute authority of, the Board.

                               END OF ARTICLE III

                           EFFECTIVE JANUARY 1, 1994                      III- 1

                                   ARTICLE IV

                                 PARTICIPATION

     The Committee shall determine which Eligible Employees may become Participants in the Plan. An Eligible Employee shall become a Participant as of the first day of the Plan Year in which such Eligible Employee is approved as a Participant by the Committee.

                               END OF ARTICLE IV

                           EFFECTIVE JANUARY 1, 1994                       IV- 1

                                   ARTICLE V

                              AWARD OF STOCK UNITS

     5.01 Phantom Stock Units may be awarded to any or all of the Participants by the Committee effective as of January 1 of each Plan Year.

     5.02 Each Phantom Stock Unit shall have no value on the date awarded.

     5.03 On an annual basis, each Participant will receive an individual notice of his Unit award from his immediate supervisor.

     5.04 No cash outlay by Participants is ever required under the Plan.

                                END OF ARTICLE V

                           EFFECTIVE JANUARY 1, 1994                        V- 1

                                   ARTICLE VI

                                RIGHT TO PAYMENT

     6.01 A Participant shall have no right to receive payment of the Redemption Value of his Phantom Stock Units until the earliest occurrence of one of the following events:

          (a) the sixth (6th) Plan Year from and including the Plan Year of Award of such Phantom Stock Units;

          (b) retirement at or after fifty-five (55) years of age;

          (c) Separation from Service;

          (d) death;

          (e) Disability;

          (f) termination of the Plan; or

          (g) Change of Ownership of the Corporation (as defined in Article XV).

     6.02 Payment of the Redemption Value shall be made as soon as practicable, but not more than 120 days, after the beginning of the sixth (6th) Plan Year from and including the Plan Year of Award or after occurrence of such other event which determined the Participant's right to receive such payment.

     6.03 The amount paid to Participants or beneficiaries shall be the Redemption Value less any federal or state taxes or other sums required to be withheld by the Corporation under any applicable law, rule, or regulation.

                               END OF ARTICLE VI

                           EFFECTIVE JANUARY 1, 1994                       VI- 1

                                  ARTICLE VII

                               UNIT APPRECIATION

     7.01 Unit Appreciation for a particular Plan Year is determined by the Committee by January 31 of the subsequent Plan Year. Unit Appreciation is credited as of December 31 of the applicable Plan Year.

     7.02 Units may rise in value for a period of not more than five (5) Plan Years including the Plan Year of Award.

     7.03 The Unit Appreciation applicable for a particular Plan will be determined by the Committee pursuant to the provisions of Article XII.

                               END OF ARTICLE VII

                           EFFECTIVE JANUARY 1, 1994                      VII- 1

                                  ARTICLE VIII

               INTEREST ON UNIT APPRECIATION OF OUTSTANDING UNITS

     8.01 Interest compounded monthly will accrue on the Unit Appreciation of each outstanding Unit, beginning January 1 of the Plan Year immediately following the Plan Year of Award until a earlier of --

          (a) December 31 of the fifth (5th) Plan Year from and including the Plan Year of Award;

          (b) Separation from Service;

          (c) death;

          (d) Disability;

          (e) retirement at or after fifty-five (55) years of age;

          (f) Plan termination; or

          (g) Change of Ownership of the Corporation (as defined in Article XV).

     8.02 In the event of Participant's Separation from Service, death, Disability, or retirement prior to all Units awarded for a particular Plan Year becoming fully Vested, interest compounded monthly shall accrue as follows:

          (a) Separation from Service, Death, Disability, or Retirement Prior to Completion of Five (5) Years of Service on or Before June 30 of a Plan Year. Interest compounded monthly shall accrue on the Unit Appreciation of each Vested Unit through the month before the date of Separation from Service, death, Disability, or retirement.

          (b) Separation from Service, Death, Disability or Retirement Prior to Completion of Five (5) Years of Service on or After July 1 of a Plan
     Year. Interest compounded monthly shall accrue on the Unit Appreciation for each unredeemed Vested Unit through December 31 of the Plan Year of Participant's Separation from Service, death, Disability, or retirement, unless Units are redeemed earlier, in which case interest shall accrue through the month before the month of redemption of the Units.

     8.03 In the event of termination of this Plan or a Change of Ownership of the Corporation (as defined in Article XV), interest shall accrue on Unit Appreciation of each outstanding Unit through the end of the month in which the Plan termination or Change of Ownership occurs.

     8.04 The monthly rate of interest shall be determined in accordance with Corporate Policy No. 47.0007 dated January 22, 1992, or any successor, supersedent, or amended policy.

     8.05 Units outstanding January 1, 1991, will accrue interest compounded monthly on the Unit Appreciation as of January 1 of each Plan Year, beginning January 1, 1991, through December 31 of the fifth (5th) Plan Year from and including the Plan Year of Award of said outstanding Units unless Separation from Service occurs prior to completion of five (5) Years of Service from and including the Plan Year of Award of the Units. In the event that Separation from Service occurs prior to all Units awarded for a particular Plan Year becoming Vested, interest shall be payable in accordance with subparagraph 8.02(a) or 8.02(b), above, whichever is applicable.

     8.06 Accrued interest on Units Vested in accordance with Article IX shall be payable only upon redemption of such Vested Units in accordance with Article X.

                              END OF ARTICLE VIII

                           EFFECTIVE JANUARY 1, 1994                     VIII- 1

                                   ARTICLE IX

                                    VESTING

     9.01 A Participant's Vested Phantom Stock Units shall be a percentage of the Units awarded a Participant determined on the basis of the Participant's number of Years of Service including the Plan Year of Award of the Units. Vesting shall occur on January 1 of the Plan Year following the requisite Year(s) of Service. Units shall Vest according to the following schedule:

                                                                    JANUARY 1
YEAR OF SERVICE                                                 PERCENTAGE VESTED
---------------                                                 -----------------
Plan Year of Award..........................................             0%
2nd Plan Year from and including Plan Year of Award.........             0%
3rd Plan Year from and including Plan Year of Award.........            40%
4th Plan Year from and including Plan Year of Award.........            60%
5th Plan Year from and Including Plan Year of Award.........            80%
6th Plan Year from and including Plan Year of Award.........           100%

See Example 2 in the Appendix hereto for illustration of the operation of this Paragraph 9.01.

     9.02 A Participant shall be deemed one hundred percent (100%) Vested in all his outstanding Phantom Stock Units on the occurrence of any of the following events:

          (a) retirement at or after 55 years of age;

          (b) death while employed by the Corporation;

          (c) Disability;

          (d) Change of Ownership of the Corporation (as defined in Article XV); or

          (e) termination of this Plan.

                               END OF ARTICLE IX

                           EFFECTIVE JANUARY 1, 1994                       IX- 1

                                   ARTICLE X

                                REDEMPTION VALUE

     10.01 The Redemption Value of Vested Phantom Stock Units is determined by multiplying the number of Phantom Stock Units awarded for the particular Plan Year times the Vested percentage for such Plan Year (determined in accordance with Article IX) times Unit Appreciation plus interest accrued thereon. The Unit Appreciation (plus applicable interest per Article VIII) includable in the determination of Redemption Value shall be as follows:

          (a) Phantom Stock Units 100% Vested During Employment. The Redemption Value shall include Unit Appreciation for each of the five (5) Plan Years from and including the Plan Year of Award of such Units plus interest accrued thereon in accordance with Article VIII.

See Example 3 in the Appendix hereto for illustration of the operation of this subparagraph 10.01(a).

          (b) Separation from Service.

             (i) Separation from Service on or Before June 30 of a Plan Year. The Redemption Value shall include Unit Appreciation determined for each of the Plan Years from and including the Plan Year of Award, excluding the Plan Year of Separation from Service plus the interest accrued on such Unit Appreciation of the Vested Units through the month before the date of employment termination.

See Example 4 In the Appendix hereto for illustration of the operation of this subparagraph 10.01(b)(i).

             (ii) Separation from Service on or After July 1 of a Plan
        Year. Redemption Value shall include Unit Appreciation determined for each Plan Year from and including the Plan Year of Award, including the Plan Year of Separation from Service plus the interest accrued on the total Unit Appreciation of the Vested Units through December 31 of said Plan Year.

See Example 5 in the Appendix hereto for Illustration of the operation of this subparagraph 10.01(b)(ii).

          (c) Death, Disability, or Retirement.

             (i) Retirement, Death, or Disability on or Before June 30 of a Plan Year. The Redemption Value shall include Unit Appreciation determined for each of the Plan Years from and including the Plan Year of Award, excluding the Plan Year of retirement, death, or Disability, plus the interest accrued on such Unit Appreciation of the Vested Units through the month before the date of employment termination.

See Examples 6, 8, and 10 in the Appendix hereto for illustration of the operation of this subparagraph 10.01(c)(i) upon the retirement, Disability, and death of a Participant, respectively, on or before June 30 of a Plan Year.

             (ii) Retirement, Death, or Disability on or After July 1 of a Plan Year. The Redemption Value shall include Unit Appreciation determined for each Plan Year following and including the Plan Year of Award, including the Plan Year of retirement, death, or Disability, plus the interest accrued on the total Unit Appreciation of the Vested Units through December 31 of said Plan Year.

See examples 7, 9, and 11 in the Appendix hereto for illustration of the operation of this subparagraph 10.01(c)(ii) upon the retirement, Disability, and death of a Participant, respectively, on or after July 1 of a Plan Year.

          (d) Termination of Plan. In the event of termination of this Plan, the Phantom Stock Units shall be redeemed as if such outstanding Units were awarded in the fifth (5th) Plan Year immediately preceding the Plan Year of termination of this Plan. Thus, the Redemption Value shall

                           EFFECTIVE JANUARY 1, 1994                        X- 1
     include Unit Appreciation for each of the five (5) Plan Years immediately preceding the Plan Year of termination of this Plan.

See Example 12 in the Appendix hereto for illustration of the operation of this subparagraph 10.01(d).

          (e) Change of Ownership. The Redemption Value of Phantom Stock Units outstanding becoming fully vested due to a Change of Ownership as defined in Article XV, shall be determined as if all Units Vested due to the Change of Ownership, had been awarded to the Participant in the fifth (5th) Plan Year preceding the Plan Year in which Nestle ceases its direct or indirect ownership of the Corporation of which the Participant is an employee. Further, for purposes of this Article XV, Redemption Value shall be the greater of the cumulative Unit Appreciation computed for (i) the five (5) Plan Years prior to and including the Plan Year in which the Corporation signatory hereto is no longer majority owned directly or indirectly by Nestle, or (ii) the cumulative Unit Appreciation computed for the five (5) Plan Years immediately preceding the Plan Year described in (i), above.

See Example 13 in the Appendix hereto for illustration of the operation of this subparagraph 10.01(e).

                                END OF ARTICLE X

                           EFFECTIVE JANUARY 1, 1994                        X- 2

                                   ARTICLE XI

                            Forfeitability of Units

     11.01 A Participant's unvested Units will be forfeited in the event that such Participant's employment is terminated voluntarily for any reason other than retirement, death, or disability.

     11.02 A Participant's Vested Units will be redeemed immediately under the provisions of Article X, above, if, in the opinion of the Committee, the Participant is terminated, involuntarily or by forced resignation, by reason of any activity or conduct which is directly competitive with the Corporation.

     11.03 If a Participant's Separation from Service is voluntarily or involuntarily by retirement or otherwise, such Participant must agree not to compete in the same or substantially similar businesses as those in which Alcon and its pharmaceutical affiliated companies are engaged or are contemplating entering at the time of termination of employment for a period of five (5) years thereafter or the Participant will forfeit all Vested Units. However, the forfeiture mentioned in the preceding sentence will occur only if the Participant's post-termination activities are in a capacity "directly competitive" with the Corporation with respect to sales, marketing, research and/or development, business secrets, proprietary information, or any one or more of the foregoing. The determination of whether a terminated Participant's post-termination activities are directly competitive within the meaning of the preceding sentence shall be made by the Committee acting in good faith. If benefits are being paid to such Participant at a time when the Participant is determined to have engaged in post-Separation from Service activities directly competitive with one or more Alcon affiliated companies, the Participant shall forfeit all future benefits which have not yet been paid.

                               END OF ARTICLE XI

                           EFFECTIVE JANUARY 1, 1994                       XI- 1

                                  ARTICLE XII

                         FINANCING OF PLAN/LIMITATIONS
                        ON AWARDS AND UNIT APPRECIATION

     12.01 Financing of Plan. The Corporation will accrue at the end of each Plan Year, as an unfunded and unsecured liability of the Company, the amount owed Participants under the Plan.

     12.02 Limitation on Award of Units. At the discretion of the Committee, up to twelve percent (12%) of the cumulative increase in Operating Profit After Operational Interest and Other Expense over the Operating Profit After Operational Interest and Other Expense for the base year, 1988, may be allocated for the awarding of Units. When preparation of the budget for a new Plan Year takes place, a provision first must be made for the projected Unit Appreciation of previously awarded Units. At the same time, in the sole and absolute authority of the Committee, a provision also may be made for new Units to be awarded. The number of Units which may be awarded will be the additional amount so provided in the budget over and above the amount required to service existing awards, divided by the projected Unit Appreciation per Unit for the new Plan Year,

     12.03. Unit Appreciation. The Unit Appreciation per outstanding Phantom Stock Unit for the Plan Year will be determined by the Committee as follows:

          (a) Net Operating Profit will be divided by an assumed number of Units outstanding to arrive at Net Operating Profit per Unit for the purposes of this Plan.

          (b) Net Operating Profit per Unit is multiplied by fourteen (14) to determine the value per Unit for the current Plan Year.

          (c) The value per Unit for the previous Plan Year is then subtracted from the value per Unit for the current Plan Year to determine the current Plan Year's Unit Appreciation.

     12.04 Definitions.

     (a) For purposes of this Article XII, Net Operating Profit means, with respect to any Plan Year, Operating Profit After Operational Interest and Other Expenses adjusted for the following:

          (i) reserves as determined at the discretion of the Committee in its sole and absolute authority; and

          (ii) taxes.

     (b) For purposes of this Article XII, Operating Profit After Operational Interest and Other Expenses means, with respect to any Plan Year, the amount reported as operating profit in internal financial statements adjusted for the following:

          (i) windfall profits or losses from acquisitions made with new funds provided by Nestle, S.A. ("Nestle");

          (ii) earnings or losses in excess of $500,000 resulting from divestitures;

          (iii) operational interest;

          (iv) other expense; and

          (v) exceptional items beyond the control of management.

     The Committee shall determine the adjustments to operating profit required to compute Operating Profit After Operational Interest and Other Expenses. Such determination shall be conclusive and binding on all persons.

                               END OF ARTICLE XII

                           EFFECTIVE JANUARY 1, 1994                      XII- 1

                                  ARTICLE XIII

                            BENEFICIARY DESIGNATION

     Beneficiary designation shall be made by Participant on a form provided to Participant by the Vice President, Human Resources or his designee. Participant shall have the right at any time to change his beneficiaries by filing the appropriate form with the Director, Compensation and Benefits.

                              END OF ARTICLE XIII

                           EFFECTIVE JANUARY 1, 1994                     XIII- 1

                                  ARTICLE XIV

                          NONTRANSFERABILITY OF UNITS

     Neither Units awarded under this Plan nor any interest therein shall be transferable or assignable, or subject to alienation, encumbrance, garnishment, attachment, execution, or levy of any kind, voluntary or involuntary, except when, where, and if compelled by any applicable law.

                               END OF ARTICLE XIV

                           EFFECTIVE JANUARY 1, 1994                      XIV- 1

                                   ARTICLE XV

                              CHANGE OF OWNERSHIP

     For purposes of this Plan, a Change of Ownership shall have occurred if the Corporation of which any Participant is an employee comes to be no longer "majority owned" directly or indirectly ("majority owned" being defined as at least 50% ownership (i) of the outstanding shares of each class of stock of the Corporation which is signatory hereto, or (ii) of the assets of Alcon Laboratories, Inc.) by Nestle.

                               END OF ARTICLE XV

                           EFFECTIVE JANUARY 1, 1994                       XV- 1

                                  ARTICLE XVI

                                 MISCELLANEOUS

     16.01 This Plan shall be governed by and construed in accordance with the laws of the State of Texas.

     16.02 As used in this Plan, whenever the context so indicates, the general use of all words shall include the masculine, feminine, and neuter, and the number of all words shall include the plural, except as otherwise provided herein.

     16.03 The amount of Unit Appreciation and interest applicable to the Vested Units of a Participant at any time is an unsecured and unfunded contractual obligation of the Corporation signatory hereto.

     16.04 The obligations of the Corporation signatory hereto under the Plan shall be binding upon its successors in interest and assigns.

     16.05 In the event that any provision of the Plan is determined by any judicial, quasi-judicial, or administrative body to be void or unenforceable for any reason, all other provisions of the Plan shall remain in full force and effect as if such void or unenforceable provision had never been a part of the Plan.

     16.06 Nothing herein shall be construed as an offer or commitment by the signatory Corporation to continue any Participant's employment with it for any period of time.

     16.07 This writing constitutes the final and complete embodiment of the understandings of the parties hereto and all prior understandings and communications of the parties, oral or written, concerning the Plan are hereby renounced, revoked, and superseded.

     16.08 In the event that a Participant and a Corporation enter into, or have entered into, any written agreements on or after January 1, 1982, which contain terms at variance with this Plan, the terms of this Plan shall be paramount and shall supersede any such other written agreements.

                               END OF ARTICLE XVI

                           EFFECTIVE JANUARY 1, 1994                      XVI- 1

                                  ARTICLE XVII

                 AGREEMENT BETWEEN PARTICIPANT AND CORPORATION

     This copy of the "Phantom Stock Plan of Alcon Laboratories, Inc., its Selected Affiliates, Subsidiaries, and Related Corporations" constitutes an Agreement between Participant and the signatory Corporation. Accordingly, Participant signifies his legally binding acceptance of the Agreement by placing and dating his signature below in this Article XVIII, and the Corporation signifies its legally binding acceptance of the Agreement by executing the Signature and Attestation on the following page.

                                          By:
                                            ------------------------------------
                                              Participant

Date:
     -------------------------------------------------

                              END OF ARTICLE XVII

                           EFFECTIVE JANUARY 1, 1994                     XVII- 1

                                    APPENDIX

                           TO THE PHANTOM STOCK PLAN
                                       OF
                            ALCON LABORATORIES, INC.
                                      AND
                              AFFILIATED COMPANIES

                           EFFECTIVE JANUARY 1, 1994

EXAMPLE 1

     Assume Employee Jones received an award of 800 Units as of January 1, 1994. Provided that Employee Jones remains in the continuous employ of the Corporation during the subsequent five (5) Plan Years from and including the Plan Year of Award, Employee Jones will be entitled to payment of the Redemption Value of the 800 Units on or after January 1, 1999: Redemption Value is the amount payable to a Participant in the sixth (6th) Plan Year from and including the Plan Year of Award.

                                                               ORDINAL     CARDINAL
                                                              PLAN YEAR    PLAN YEAR
                                                              ---------    ---------
Plan Year of Award..........................................     1st         1994
                                                                 2nd         1995
                                                                 3rd         1996
                                                                 4th         1997
                                                                 5th         1998
Plan Year of Redemption.....................................     6th         1999

EXAMPLE 2

     Assume Employee Smith receives an award of 600 Units as of January 1, 1996. Provided that Employee Smith remains in the continuous employ of the Corporation during the subsequent five (5) Plan Years from and including the Plan Year of Award, Employee Smith's 600 Units will vest on the following schedule: 240 Units vest on January 1, 1998 and 120 additional Units vest for each of the following three (3) Plan Years (i.e., on January 1, 1999, 2000, and 2001, respectively).

                                                                                       # OF
                                              ORDINAL     CARDINAL     % VESTED ON    SHARES
                                             PLAN YEAR    PLAN YEAR     JANUARY 1     VESTED
                                             ---------    ---------    -----------    ------
Plan Year of Award.........................     1st         1996           -0-         -0-
                                                2nd         1997           -0-         -0-
                                                3rd         1998            40%        240
                                                4th         1999            60%        360
                                                5th         2000            80%        480
Plan Year of Redemption....................     6th         2001           100%        600

     Assume the following facts for use in each of the following Examples 3 through 13. Employee Smith's Phantom Stock Unit awards for 1996, 1997, 1998, 1999, and 2000 are 600, 700, 800, 900, and 1,000, respectively. Unit
Appreciation for each year is $5.00, $5.50, $6.00, $6.50, and $7.00, respectively.

     All of the payments calculated below are exclusive of interest. All payments would be increased by the interest accrued pursuant to Article VIII. However, under Examples 4, 6, 8, and 10, Interest would accrue through the last day of the month prior to the month Employee Smith separates from service, retires, dies, or becomes disabled. Under Examples 5, 7, 9, and 11, Interest would accrue through the last day of the month before the month payment is made but not beyond December 31, 2000, the calendar year in which Employee Smith separated from service. Under Examples 12 and 13, Interest would accrue

                           EFFECTIVE JANUARY 1, 1994                 APPENDIX- 1
and be payable through the end of the month in which the Plan is terminated or the change of ownership occurs.

EXAMPLE 3

     Employee Smith remains in the continuous employ of Alcon Laboratories, Inc. through January 1, 2005. Employee Smith would be entitled to the following Phantom Stock Payments under the Plan.

       PLAN YEAR OF AWARD           1996       1997       1998       1999       2000
       ------------------          -------    -------    -------    -------    -------
Units Awarded....................      600        700        800        900      1,000
Date of 100% Vesting.............   1/1/01     1/1/02     1/1/03     1/1/04     1/1/05
Cumulative Unit Appreciation.....  $ 30.00    $ 32.50    $ 35.00    $ 37.50    $ 40.00
Redemption Value.................  $18,000    $22,750    $28,000    $33,750    $40,000
Date of Payment..................     2001       2002       2003       2004       2005

     1. Cumulative Unit Appreciation assumes a $.50 yearly growth in Unit Appreciation.

     2. Redemption Value would be increased by the amount of interest accrued through December 31 of the Plan Year immediately preceding the Plan Year of redemption.

     3. Participant may have received Phantom Stock Unit awards for Plan Years beyond 2000; however, the purpose of this example is to illustrate growth and redemption of Units in the normal course of employment.

EXAMPLE 4

     Employee Smith is age 42 when he separates from service on or before June 30, 2000. Employee Smith's Phantom Stock payment upon separation from service is $22,600 calculated as follows:

          PLAN YEAR OF AWARD              1996       1997      1998     1999     2000
          ------------------             -------    ------    ------    -----    -----
Units Awarded..........................      600       700       800      900    1,000
Vesting Per Year.......................       80%       60%       40%       0%       0%
Unit Appreciation......................  $  5.00    $ 5.50    $ 6.00    $6.50      -0-
Cumulative Unit Appreciation...........  $ 23.00    $18.00    $12.50      -0-      -0-
Redemption Value at Retirement.........  $11,040    $7,560    $4,000      -0-      -0-

EXAMPLE 5

     Employee Smith separates from service on or after July 1, 2000. Employee Smith will be entitled to Unit Appreciation for the year 2000, because service was terminated on or after July 1. However, Employee Smith is not entitled to additional vesting. Employee Smith's Phantom Stock payment upon separation from service is $31,140 calculated as follows:

            PLAN YEAR OF AWARD               1996      1997      1998    1999    2000
            ------------------              -------   -------   ------   -----   -----
Units Awarded.............................      600       700      800     900   1,000
Vesting Per Year..........................       80%       60%      40%      0%      0%
Unit Appreciation.........................  $  5.00   $  5.50   $ 6.00   $6.50    7.00
Cumulative Unit Appreciation..............  $ 30.00   $ 25.00   $19.50     -0-     -0-
Redemption Value at Retirement............  $14,400   $10,500   $6,240     -0-     -0-

EXAMPLE 6

     Employee Smith separates from service on or before June 30, 2000 at age 57. Employee Smith is deemed a retiree (because he separates from service at or after attaining age 55) and is 100% vested in all

                           EFFECTIVE JANUARY 1, 1994                 APPENDIX- 2
outstanding Phantom Stock Units pursuant to paragraph 9.02(a) of the Phantom Stock Plan. Employee Smith's Phantom Stock Payment at retirement is $42,250 computed as follows:

           PLAN YEAR OF AWARD              1996      1997      1998      1999    2000
           ------------------             -------   -------   -------   ------   -----
Units Awarded...........................      600       700       800      900   1,000
Vesting Per Year........................      100%      100%      100%     100%    100%
Unit Appreciation.......................  $  5.00   $  5.50   $  6.00   $ 6.50     -0-
Cumulative Unit Appreciation............  $ 23.00   $ 18.00   $ 12.50   $ 6.50     -0-
Redemption Value at Retirement..........  $13,800   $12,600   $10,000   $5,850     -0-

EXAMPLE 7

     Employee Smith retires, at age 57, on or after July 1, 2000. Employee Smith is entitled to Unit Appreciation for the Plan Year 2000, because he retired on or after July 1 of the Plan Year. Employee Smith's Phantom Stock payment at retirement Is $70,250 calculated as follows:

          PLAN YEAR OF AWARD             1996      1997      1998      1999      2000
          ------------------            -------   -------   -------   -------   ------
Units Awarded.........................      600       700       800       900    1,000
Vesting Per Year......................      100%      100%      100%      100%     100%
Unit Appreciation.....................  $  5.00   $  5.50   $  6.00   $  6.50   $ 7.00
Cumulative Unit Appreciation..........  $ 30.00   $ 25.00   $ 19.50   $ 13.50     7.00
Redemption Value at Retirement........  $18,000   $17,500   $15,600   $12,150   $7,000

     Pursuant to paragraph 10.01(b)(ii), Participants who separate from service, become disabled, retires, dies after June 30 of a Plan Year receive Unit Appreciation for such Plan Year. Payment of the Redemption Value is delayed until the Unit Appreciation for the Plan Year is determined.

EXAMPLE 8

     Assume that Employee Smith becomes disabled on or before June 30, 2000. Employee Smith would be entitled to a Phantom Stock payment of $42,250 calculated in the same manner as the payment in Example 6.

EXAMPLE 9

     Assume that Employee Smith becomes disabled on or after July 1, 2000. Employee Smith would be entitled to a Phantom Stock payment of $70,250 calculated in the same manner as the payment in Example 7.

EXAMPLE 10

     Assume that Employee Smith dies on or before June 30, 2000. Employee Smith would be entitled to a Phantom Stock payment of $42,250 calculated in the same manner as the payment in Example 6.

EXAMPLE 11

     Assume that Employee Smith dies on or after July 1, 2000. Employee Smith would be entitled to a Phantom Stock payment of $70,250 calculated in the same manner as the payment In Example 7.

EXAMPLE 12

     The Phantom Stock Plan is terminated on February 24, 2000. Employee Smith will be 100% vested in all outstanding Units awarded under the Plan. The Cumulative Unit Appreciation Is determined as though the Units were awarded in the 5th Plan Year preceding the Plan Year the Plan is terminated. Employee Smith would be entitled to a Phantom Stock payment of $110,000 calculated as follows:

                           EFFECTIVE JANUARY 1, 1994                 APPENDIX- 3

PLAN YEAR OF AWARD         1995      1996       1997       1998       1999       2000
------------------         -----    -------    -------    -------    -------    -------
Units Awarded............   Paid        600        700        800        900      1,000
Vesting Per Year.........    N/A        100%       100%       100%       100%       100%
Unit Appreciation........  $4.50    $  5.00    $  5.50    $  6.00    $  6.50        -0-
Cumulative Unit
  Appreciation...........    N/A    $ 27.50    $ 27.50    $ 27.50    $ 27.50    $ 27.50
Redemption Value at
  Retirement.............    N/A    $16,500    $19,250    $22,000    $24,750    $27,500

EXAMPLE 13

     Assume that Alcon Laboratories, Inc. becomes no longer majority owned by Nestle on November 30, 2000. Employee Smith would be entitled to a Phantom Stock payment of $110,000 calculated in the same manner as the payment In Example 12, above. Except that if the Unit Appreciation for 2000 had already been determined to be $7.00, Employee Smith would be entitled to a Phantom Stock payment of $120,000 calculated as follows:

PLAN YEAR OF AWARD                  1996       1997       1998       1999       2000
------------------                 -------    -------    -------    -------    -------
Units Awarded....................      600        700        800        900      1,000
Vesting Per Year.................      100%       100%       100%       100%       100%
Unit Appreciation................  $  5.00    $  5.50    $  6.00    $  6.50    $  7.00
Cumulative Unit Appreciation.....  $ 30.00    $ 30.00    $ 30.00    $ 30.00    $ 30.00
Redemption Value at Retirement...  $18,000    $21,000    $24,000    $27,000    $30,000

     Suppose that if Unit Appreciation for 2000 had been determined to be $4.00 (less than the Unit Appreciation for 1995 of $4.50), Employee Smith would be entitled to the Phantom Stock payment of $110,000 calculated in the same manner as Example 12 above, which amount is greater than the $108,000 calculated below using the $4.00 Unit Appreciation for 2000.

PLAN YEAR OF AWARD                  1996       1997       1998       1999       2000
------------------                 -------    -------    -------    -------    -------
Units Awarded....................      600        700        800        900      1,000
Vesting Per Year.................      100%       100%       100%       100%       100%
Unit Appreciation................  $  5.00    $  5.50    $  6.00    $  6.50    $  4.00
Cumulative Unit Appreciation.....  $ 27.00    $ 27.00    $ 27.00    $ 27.00    $ 27.00
Redemption Value at Retirement...  $16,200    $18,900    $21,600    $24,300    $27,000

                           EFFECTIVE JANUARY 1, 1994                 APPENDIX- 4